UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CPI Card Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10026 West San Juan Way

Littleton, Colorado 80127

April 20, 2017

Dear Stockholder:

On behalf of the Board of Directors of CPI Card Group Inc., you are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 25, 2017, at 9:00 a.m. (Mountain Time) at the Hyatt Regency Denver Tech Center, 7800 East Tufts Avenue, Denver, Colorado 80237.

We have included in this letter a proxy statement that provides you with detailed information about the Annual Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about CPI Card Group Inc. from documents we have filed with the Securities and Exchange Commission.

You are being asked at the Annual Meeting to elect directors named in this proxy statement, to ratify the retention of KPMG LLP as our independent registered public accounting firm for 2017 and to transact any other business properly brought before the meeting.

Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to vote promptly. You may vote your shares through one of the methods described in the enclosed proxy statement. We strongly urge you to read the accompanying proxy statement carefully and to vote FOR the nominees proposed by the Board of Directors and in accordance with the recommendations of the Board of Directors on the other proposal by following the voting instructions contained in the proxy statement.

Sincerely,

Bradley Seaman	Steven Montross

Chairman of the Board	President, Chief Executive Officer and Director

This proxy statement is dated April 20, 2017 and is first being mailed to stockholders on or about April 21, 2017.

CPI CARD GROUP INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 25, 2017

9:00 A.M. (Mountain Time)

To the Stockholders of CPI Card Group Inc.:

The 2017 Annual Meeting of Stockholders will be held on May 25, 2017, at 9:00 a.m. (Mountain Time) at the Hyatt Regency Denver Tech Center, 7800 East Tufts Avenue, Denver, Colorado 80237. The purpose of the meeting is to:

1.	elect nine directors;

2.	ratify the retention of KPMG LLP as our independent registered public accounting firm for 2017; and

3.	conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

Voting is limited to stockholders of record at the close of business on April 18, 2016. A list of stockholders entitled to vote at the meeting, and any postponements or adjournments of the meeting, will be available for examination between the hours of 9:00 a.m. and 5:00 p.m. (Mountain Time) at our headquarters at 10026 West San Juan Way, Littleton, Colorado 80127 during the ten days prior to the Annual Meeting and also at the Annual Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE TELEPHONE, VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE ENCLOSED PROXY STATEMENT. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

By Order of the Board of Directors,

Lillian Etzkorn
Chief Financial Officer and Corporate Secretary

CPI CARD GROUP INC.

10026 West San Juan Way

Littleton, Colorado 80127

SUMMARY OF THE ANNUAL MEETING

This proxy statement contains information related to the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of CPI Card Group Inc. (referred to herein as the “Company,” “CPI,” “we,” “us” or “our” as the context requires) to be held at the Hyatt Regency Denver Tech Center, 7800 East Tufts Avenue, Denver, Colorado 80237, on May 25, 2017, at 9:00 a.m. (Mountain Time). This proxy statement is first being distributed to stockholders on or about April 21, 2017.

Why did you send me this proxy statement?

We sent you this proxy statement because the Board of Directors (the “Board”) of the Company is soliciting your proxy to vote at the Annual Meeting and at any postponements or adjournments of the Annual Meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

Who can vote at the Annual Meeting?

Only stockholders of record as of the record date are entitled to vote at the Annual Meeting. The record date to determine stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 18, 2017. On the record date, there were 55,592,024 shares of our common stock, par value $0.001 per share, outstanding. Our common stock is the only class of voting securities outstanding.

How many shares must be present to conduct the Annual Meeting?

We must have a quorum present in person or by proxy to conduct the Annual Meeting. A quorum is established when a majority of shares entitled to vote is present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted for purposes of determining whether a quorum is present.

What matters are to be voted on at the Annual Meeting?

The agenda for the Annual Meeting is to:

1.	elect nine directors;

2.	ratify the retention of KPMG LLP as our independent registered public accounting firm for 2017; and

3.	conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

As of the date of this proxy statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

How does the Board recommend that I vote?

The Board recommends that you vote:

1.	FOR the election of each of CPI’s director nominees named in this proxy statement; and

2.	FOR the ratification of the retention of KPMG LLP as our independent registered public accounting firm for 2017.

How do I vote at the Annual Meeting?

You may vote in person at the Annual Meeting or by proxy. In addition, if you are a stockholder of record of CPI’s shares, there are three ways to vote by proxy:

•	By Telephone — You can vote by telephone by following the instructions on your proxy card. You will need to use the control number appearing on your Notice or proxy card to vote by telephone;

•

By Internet — You can vote via the Internet by following the instructions on your proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the Internet; or

•	By Mail — You can vote by completing, dating, signing and returning the proxy card.

If you are a beneficial owner of shares held in street name, you may vote as follows:

•

By Telephone — If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by calling the toll free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•

By Internet — You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

•

By Mail — If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot when you arrive.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. You may vote over the telephone or via the Internet until 11:59 p.m. on May 24, 2017. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting in person.

Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by executing and returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR the director nominees named in this proxy statement and FOR the ratification of the retention of our independent registered public accounting firm.

As of the date of this proxy statement, we do not know of any matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

What does it mean if I receive more than one set of proxy materials?

You may receive more than one set of proxy materials, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate set of proxy materials, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one set of proxy materials, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive or vote over the Internet the shares represented by each set of proxy materials that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those sets of proxy materials).

May I change my vote?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, if you are a stockholder of record, you may submit another later dated proxy by telephone, Internet or mail or by voting your shares in person at the Annual Meeting (your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote in person at the Annual Meeting to revoke your proxy). If you are a beneficial owner and your shares are held in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee, or if you have obtained a legal proxy from such entity giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting in person.

What vote is required to elect directors and approve the other matters described in this proxy statement?

Because this is an uncontested election, the director nominees must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) (Proposal No. 1). Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

For the ratification of the retention of KPMG LLP as our independent registered public accounting firm for 2017 (Proposal No. 2), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will not be voted but will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions will have the effect of a negative vote on Proposal No. 2. Broker non-votes will have no effect on Proposal No. 2. For additional information about broker non-votes, see “How do I vote if my bank or broker holds my shares in ‘street name’?”

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name on the Company’s books and records or with our transfer agent, you are the “stockholder of record” of those shares, and this proxy statement and accompanying materials have been provided directly to you by the Company. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into “street name” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record.

How do I vote if my bank or broker holds my shares in “street name”?

If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters (Proposal No. 2 (ratification of auditors)) but will not be permitted to exercise voting discretion with respect to non-routine matters (Proposal No. 1 (director elections)). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal

No. 2, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 1, your shares will not be voted on such proposal. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum, but will have no effect on the non-routine proposals. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.

How many votes do I have?

Each share of common stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting.

How will the votes be counted at the Annual Meeting?

The votes will be counted by the inspector of election appointed for the Annual Meeting.

How will the Company announce the voting results?

The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current Report on Form 8-K within four (4) business days of the date of the Annual Meeting.

Who pays for the Company’s solicitation of proxies?

The Board is soliciting your proxy to vote your shares of common stock at our Annual Meeting. We will bear the cost of soliciting proxies on behalf of the Company, including preparing, printing and mailing this proxy statement. Proxies may be solicited personally, by mail, email or by telephone by certain of our directors, officers, employees or representatives. Our directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their out-of-pocket expenses in forwarding solicitation materials to such beneficial owners.

What is “householding” and how does it work?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice, proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to CPI Card Group Inc., 10026 West San Juan Way, Littleton, Colorado 80127, Attention: Investor Relations.

What do I need for admission to the Annual Meeting?

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to record and beneficial stockholders as of the record date (April 18, 2017), individuals holding a valid proxy from a record holder and other persons authorized by the Company. If you are a stockholder of record (or a “recordholder”) your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. You should be prepared to present photo identification for admission. If you hold your shares in a street name, you will need to provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned stock as of the record date, a copy of a voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures described above, you will not be admitted to the Annual Meeting or any adjournment or postponement thereof. For security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting.

Explanatory Note

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we will not be required to provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or obtain stockholder approval of any golden parachute payments not previously approved. In addition, because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies.

We could be an emerging growth company for up to five years from the date of our initial public offering, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur at the end of the fiscal year during which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Under Section 107(b) of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

Upon the recommendation of our Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board has nominated the nine individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2018 or until their successors, if any, are elected or appointed. Our Amended and Restated Certificate of Incorporation and Bylaws provide for the annual election of directors. Each director nominee must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees. The Board has determined that each director nominee, other than Mr. Steven Montross, is an independent director, as further described below in “Directors and Corporate Governance — Independence of Directors.”

All of the director nominees listed below have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.

Name	Position
Diane Fulton	Director
Steven Montross	Director, President and Chief Executive Officer
Douglas Pearce	Director
Robert Pearce	Director
Nicholas Peters	Director
David Rowntree	Director
Scott Scheirman	Director
Bradley Seaman	Chairman of the Board
Silvio Tavares	Director

Biographical information relating to each of the director nominees is set forth below under “Directors and Corporate Governance” and incorporated by reference herein.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF CPI’s DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ELECTION OF EACH OF CPI’s DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

DIRECTORS AND CORPORATE GOVERNANCE

Director Biographical Information and Qualifications

Set forth below is a description of the business experience of each director, as well as the specific qualifications, skills and experiences considered by the Nominating Committee and the Board in recommending our slate of director nominees. Each director listed below is nominated for reelection to the Board for a term expiring at the annual meeting of stockholders in 2018. See “Election of Directors (Proposal No. 1).”

Diane Fulton, 63, has served on our Board of Directors since December 2015. From September 2008 to July 2016, Ms. Fulton was the Vice President and Chief Investment Officer of the Vancouver Foundation, Canada’s largest community foundation. Prior to that, Ms. Fulton spent nine years at The University of British Columbia, as the Executive Director, Investments, and 12 years at ScotiaMcLeod Inc., a division of Scotia Capital Inc., most recently as Director and Vice President of Corporate Finance. Ms. Fulton currently serves on the boards of directors of Ten Peaks Coffee Company (TSX: TPK) and the University of British Columbia Investment Management Trust and served on the board of directors of Insurance Corporation of British Columbia from 2004 to 2010, and Pacific Northern Gas Limited (TSX: PNG) from 2005 until its acquisition by Altagas Ltd. in 2011. Ms. Fulton also serves as an advisor to the investment committee of the Insurance Corporation of British Columbia. Ms. Fulton holds a Masters of Business Administration from York University and a Bachelor’s Degree in Mathematics from the University of Toronto and is an accredited director in the Institute of Corporate Directors (ICD). Ms. Fulton brings to the Board a breadth of finance and investment skills, as well as public company board experience.

Steven Montross, 63, has served as our President and Chief Executive Officer since January 2009. Prior to joining CPI, Mr. Montross was a founding shareholder and Managing Director of FirstLight Financial Corporation, a business that invests senior debt capital in private-equity owned businesses, from 2007 to 2008. Prior to forming FirstLight, Mr. Montross had a 17-year career at General Electric Company, where he held positions of increasing responsibility and leadership within GE’s financial service businesses, including a business that financed private equity-owned enterprises. Mr. Montross holds a Bachelor of Business Administration degree from the University of Michigan and a Masters of Business Administration from the Kellogg School of Management at Northwestern University. Mr. Montross brings to the Board extensive executive leadership experience, and, through his position as our Chief Executive Officer, he brings to the Board management’s perspective over a full range of issues affecting the Company.

Douglas Pearce, 64, has served on our Board of Directors since January 2016. Mr. Pearce was the founding Chief Executive Officer and Chief Investment Officer of the British Columbia Investment Management Corporation (bcIMC), one of Canada’s largest institutional money managers. Mr. Pearce led the organization from 1988 until he retired in June 2014. Mr. Pearce has also served as director and Chair of the Canadian Coalition for Good Governance (CCGG), the Pacific Pension Institute (PPI), and the Pension Investment Association of Canada (PIAC). Mr. Pearce was a member of the Faculty Advisory Board at the University Of British Columbia Sauder School Of Business and the Advisory Board at the Forum for Women Entrepreneurs. Mr. Pearce received his Bachelor of Commerce degree from the University of Calgary and is an accredited director in the Institute of Corporate Directors (ICD).   Mr. Pearce brings to the Board a wealth of investment and corporate governance experience.

Robert Pearce, 62, has served on our Board of Directors since 2007. Mr. Pearce also serves on the board of directors of Canada Guaranty Mortgage Insurance Company and First American Payments Systems. Mr. Pearce spent 26 years with BMO Bank of Montreal, from 1980 to 2006, most recently holding the position of Chief Executive Officer and President, Personal and Commercial Client Group. He also served on the board of directors of MasterCard International from 1998 to 2006 and as Chairman of the Canadian Bankers’ Association from 2004 to 2006. Mr. Pearce holds a Bachelor of Arts from the University of Victoria and a Master of Business Administration from the University of British Columbia. Mr. Pearce brings to the Board more than 30 years of operational and leadership experience in the financial services industry, including extensive operating experience in credit card, debit card and prepaid cards in both card issuing and merchant acceptance in Canada and the United States.

Nicholas Peters, 44, has served on our Board of Directors since 2007. Mr. Peters is a Managing Director at Parallel49 Equity (formerly Tricor Pacific Capital) a private equity firm that makes control investments in lower middle market companies in the United States and Canada, which he joined in 2002, and also began serving as Parallel49 Equity’s Chief Financial Officer in 2012. Prior to joining Parallel49 Equity, Mr. Peters was a Senior Manager at Arthur Andersen LLP in Chicago. Mr. Peters is the Chairman of BFG Supply Company LLC, Questco and Certified Recycling and has served on the board of several other Parallel49 Equity investment companies. Mr. Peters holds a Bachelor of Science degree in Business Administration from the University of Dayton in Ohio. He is a Certified Public Accountant and is affiliated with the American Institute of Certified Public Accountants and the Ohio Society of CPAs. Mr. Peters brings to the Board strong finance and accounting skills, as well as valuable experience from his oversight of the management and operations of several of Parallel49 Equity’s portfolio companies.

David Rowntree, 61, has served on our Board of Directors since 2007. Mr. Rowntree is the President and Chair of Highland West Capital Ltd., a Vancouver-based merchant bank that he founded in July 2012. Mr. Rowntree is one of the founders of Tricor Pacific Capital, where he served as a Managing Director from January 1996 to June 2013. Prior to co-founding Tricor, Mr. Rowntree was a practicing attorney in both public practice and as in-house counsel. Mr. Rowntree is the Chair of Ten Peaks Coffee Company (TSE:TPK). Mr. Rowntree holds a Bachelor of Arts from the University of British Columbia and a Bachelor of Law from the Osgoode Hall Law School in Toronto, Ontario. Mr. Rowntree brings to the Board more than three decades of public and private investment expertise as well as experience in corporate governance, strategic planning and risk mitigation and assessment.

Scott Scheirman, 54, has served on our Board of Directors since October 2016. Mr. Scheirman is the Chief Executive Officer and a co-founder of JKL Ventures LLC, a private investment and strategic advisory firm, a role he has held since February 2014. Prior to JKL Ventures LLC, Mr. Scheirman served as the Executive Vice President and Chief Financial Officer of Western Union (NYSE:WU) from September 2006 to December 2013. Prior to joining Western Union, Mr. Scheirman held a variety of executive leadership and financial officer roles at First Data Corporation (NYSE:FDC), and began his career at Ernst & Young LLP. Mr. Scheirman holds a Bachelor of Science degree in Business Administration with an emphasis in Accounting from the University of Northern Colorado.  Mr. Scheirman brings to the Board extensive strategic planning, finance, risk management, international, public company and corporate governance experience.

Bradley Seaman, 57, has served on our Board of Directors since 2007 and currently serves as Chairman of the Board. Mr. Seaman has been employed, since August 1999, by Parallel49 Equity and its predecessor by name, Tricor Pacific Capital. From 1999 through December 2011, Mr. Seaman was Parallel49 Equity’s Managing Director and leader of its U.S. operations, and, since January 2012, has served as its Managing Partner, responsible for leading overall firm operations, strategy, funding and investments. Prior to joining Parallel49 Equity, and from 1990 through July 1999, Mr. Seaman was employed by GE Capital Corporation where he held a number of increasingly senior positions in GE’s Transportation & Industrial Funding and Commercial Finance units. In 1994, Mr. Seaman was selected to be part of a new group that was established to focus GE Capital’s debt and equity products on the emerging private equity market, and, in that capacity, headed GE’s offices in New York and Chicago. Mr. Seaman is also a member of the board of directors of Steel Dynamics, Inc. (NASDAQ: STLD). Mr. Seaman holds a Bachelor of Science degree in Business Administration from Bowling Green State University and a Master of Business Administration from the University of Dallas. He brings to the Board a comprehensive understanding and experience in the capital markets, management experience, and both operational and corporate governance experience drawn from his involvement in the management and oversight of Parallel49 Equity’s portfolio companies.

Silvio Tavares, 45, has served on our Board of Directors since October 2016. Mr. Tavares is the President and Chief Executive Officer of The CardLinx Association, a payments and digital technology trade association, a role he has held since August 2013. Prior to that, Mr. Tavares served as the Senior Vice President, Global Head of Information Products at Visa Inc. (NYSE:V) from May 2012 to August 2013. Before joining Visa, Mr. Tavares was Senior Vice President, General Manager Global Information and Analytics at First Data Corporation (NYSE:FDC) from December 2006 to May 2012. Mr. Tavares holds a Bachelor of Science Degree in Electrical and Computer Engineering from Tufts University, a Master of Business Administration from Boston College and a Juris Doctor from the Boston University School of Law. He brings to the Board over 15 years of operating experience as a payments company executive and CEO as well as extensive relationships and expertise in the payments, banking and technology industries.

Director Selection Process

The Nominating Committee works with the Board to determine periodically, as appropriate, the desired Board qualifications, expertise and characteristics, including such factors as business experience and diversity of experience; and with respect to diversity, the Nominating Committee may consider such factors as differences in professional background, education, skill, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board.

The Nominating Committee and the Board evaluate each individual in the context of the membership of the Board as a group, with the objective of having a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of background and experience in the various areas. Each director should be an individual of high character and integrity. In determining whether to recommend a director for re-election, the Nominating Committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board and the Company and other qualifications and characteristics that may be set forth in the Nominating Committee charter.

Recommendation of Directors by Stockholders

In accordance with its charter, the Nominating Committee will consider candidates for election as a director of the Company recommended by any CPI stockholder, provided that the recommending stockholder follows the procedures set forth in Section 2.10 of the Company’s Bylaws for nominations by stockholders of persons to serve as directors. The Nominating Committee evaluates such candidates in the same manner by which it evaluates other director candidates considered by the Nominating Committee, as described above.

Pursuant to Section 2.10 of the Bylaws, nominations of persons for election to the Board at a meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at the meeting who sends a timely notice in writing to our Corporate Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, our Corporate Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the annual meeting is more than 30 days prior to or after the anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which “public announcement” of the date of such annual meeting is made by the Company. For purposes of the Bylaws, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by us with the SEC.

The stockholder’s notice or recommendation is required to contain certain prescribed information about each person the stockholder proposes to recommend for election as a director, the stockholder giving notice and the beneficial owner, if any, on whose behalf notice is given. The stockholder’s notice must also include the consent of the person proposed to be nominated and to serve as a director if elected. Recommendations or notices relating to director nominations should be sent to CPI Card Group, 10026 West San Juan Way, Littleton, Colorado 80127; Attention:  Lillian Etzkorn, Chief Financial Officer and Corporate Secretary.

Independence of Directors

The Company’s Corporate Governance Guidelines provide that a majority of the members of the Board, and each member of the Audit Committee, Compensation Committee and Nominating Committee, must meet the criteria for independence set forth under applicable law and the NASDAQ Global Select Market (“NASDAQ”) listing standards. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. These independence guidelines are part of our Corporate Governance Guidelines, available on our website at www.cpicardgroup.com. The Board considers all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director.

The Board has made independence determinations with respect to each of our directors. Based on the NASDAQ independence guidelines, the Board has affirmatively determined that each of Ms. Fulton and Messrs. D. Pearce, R. Pearce, Peters, Rowntree, Scheirman, Seaman and Tavares are independent within the meaning of NASDAQ rules.

Board’s Role in Risk Oversight

The Company’s management continually monitors the material risks facing the Company.  Our enterprise risk management process is designed to facilitate the identification, assessment and management of certain key risks the Company may encounter and which may impact our ability to achieve our strategic objectives. The enterprise risk management process supplements management’s ongoing responsibilities to monitor and address risks by working with risk owners to identify causes of and action plans for certain risks, which then are discussed with senior management.

The Board, with the assistance of the Board committees, is responsible for overseeing such management actions to ensure that material risks affecting the Company are identified and managed appropriately.  The Board and the Board committees oversee risks associated with their principal areas of focused, as summarized below:

Board/Committee Areas of Risk Oversight and Actions

Full Board

•Oversight of the enterprise risk management process

•Careful evaluation of the reports received from management and by making inquiries of management on areas of particular interest to the Board

•Reviews with management material strategic, operational, financial, compensation and compliance risks

•Considers specific risk topics in connection with strategic planning and other matters

•Oversees risk oversight and related activities conducted by the Board committees through reports of the committee chairmen to the Board

Audit Committee

•Discusses with management the Company’s process for assessing and managing risks, including the Company’s major financial risk exposures and the steps necessary to monitor and control such exposures

•Central oversight of financial and compliance risks

•Meets periodically with senior management and our independent auditor, KPMG LLP, and reports on its findings at meetings of the Board

•Assesses periodically reports provided by management on risks addressed in the enterprise risk management process and other risks

Compensation Committee	•Oversees the review and evaluation of the risks associated with our compensation policies and practices
Nominating Committee	•Oversees risks associated with our governance structure and processes •Reviews our organizational documents, Corporate Governance Guidelines and other policies

Corporate Governance

The Board has approved Corporate Governance Guidelines, a Code of Business Conduct and Ethics and a Code of Conduct for Financial Officers. All of our corporate governance documents, including the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, the Code of Conduct for Financial Officers and committee charters, are available on our website at www.cpicardgroup.com or in printed form upon request by contacting CPI Card Group at 10026 West San Juan Way, Littleton, Colorado 80127, Attention: Investor Relations. The Board regularly reviews corporate governance developments and modifies these documents as warranted. Any modifications will be reflected on our website. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

Other Board Information

Leadership Structure of the Board

Bradley Seaman serves as our Chairman of the Board, and Steve Montross serves as our Chief Executive Officer. Our Board has decided to maintain separate Chairman and CEO roles to allow our CEO to focus on the execution of our business strategy, growth and development, while allowing the Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman. While our Bylaws and Corporate Governance Guidelines do not require that our Chairman and CEO positions be separate, the Board believes that having separate positions and having an independent director serve as Chairman is the appropriate leadership structure for us at this time.

Board Meetings

In 2016, our Board held eight meetings. In addition to our Board meetings, our directors attend meetings of committees established by our Board. Each of CPI’s director nominees attended at least 75% of the meetings of our Board and the committees on which he or she served during 2016 that were held when he or she was a director. Our directors are encouraged to attend all annual and special meetings of our stockholders. Six (6) directors attended the 2016 annual meeting of stockholders.

Meetings of Non-Employee Directors

In accordance with our Corporate Governance Guidelines, our non-employee directors meet regularly in executive sessions of the Board without management present. Mr. Bradley Seaman, our Chairman, presides over these executive sessions. In the event that Mr. Bradley Seaman is not available to lead these meetings, the presiding director is chosen by the non-employee directors in attendance.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.  The following chart sets forth the directors who currently serve as members of each of the Board committees as of the date of this proxy statement.

	Audit	Compensation	Nominating
Directors	Committee	Committee	Committee
Diane Fulton	X
Steven Montross
Douglas Pearce	X		C
Robert Pearce	X	C
Nicholas Peters			X
David Rowntree		X	X
Scott Scheirman	C
Bradley Seaman*		X
Silvio Tavares			X

*      Chairman of the Board

“C”  Denotes member and chair of committee

“X”  Denotes member

Audit Committee

In 2016, the Audit Committee held eight meetings. Mr. Douglas Pearce joined the Audit Committee upon his appointment to the Board in January 2016.  Mr. Scott Scheirman joined the Audit Committee as the Audit Committee Chair upon his appointment to the Board in October 2016, replacing Mr. Nicholas Peters, who resigned from the Audit Committee. Each of the members of the Audit Committee is a non-employee director.  We believe that each of Ms. Fulton and Messrs. Doug Pearce, Robert Pearce and Scott Scheirman meets the independence criteria for purposes of serving on an audit committee under the NASDAQ Global Select Market Rules and Rule 10A-3 under the Exchange Act. In addition, our board of directors has determined that each of Ms. Fulton and Messrs. Robert Pearce, Doug Pearce and Scott Scheirman qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.  The Audit Committee operates under a written charter setting forth its functions and responsibilities.  A copy of the current charter is available on our website at www.cpicardgroup.com or in printed form upon request.

Compensation Committee

The Compensation Committee held five meetings in 2016. The Board has determined that all of the members of the Compensation Committee are independent as defined in NASDAQ Global Select Market rules, including the independence standards applicable to compensation committees. The Compensation Committee has overall responsibility for approving and evaluating director and officer compensation plans, policies and programs of the Company and reviewing the disclosure of such plans, policies and programs to our stockholders in the annual proxy statement. The Compensation Committee utilizes an independent compensation consultant to assist it in its duties. The Compensation Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at www.cpicardgroup.com or in printed form upon request.

In consultation with the Company’s management, the Compensation Committee establishes the general policies relating to senior management compensation and oversees the development and administration of such compensation programs. Our human resources executives and staff support the Compensation Committee in its work. These members of management work with compensation consultants whose engagements have been approved by the Compensation Committee, accountants and legal counsel, as necessary, to implement the Compensation Committee’s decisions, to monitor evolving competitive practices and to make compensation recommendations to the Compensation Committee. Our Human Resources management develops specific compensation recommendations for senior executives, which are first reviewed by senior management and then presented to the Compensation Committee and its independent compensation consultant. The Compensation Committee has final authority to approve, modify or reject the recommendations and to make its decisions in executive session. The Compensation Committee approves all compensation of our executive officers, including equity awards.

Since 2015, the Compensation Committee has engaged Aon Hewitt as its independent compensation consultant. The consultant reports directly to the Compensation Committee, including with respect to management’s recommendations of compensation programs and awards. The Compensation Committee has the sole authority to approve the scope and terms of the engagement of such compensation consultant and to terminate such engagement. Aon Hewitt has assisted the Compensation Committee with the development of competitive market data and a related assessment of the Company’s executive and director compensation levels, evaluation of annual and long-term incentive compensation strategy and compilation and review of total compensation data for the Company’s Named Executive Officers (as defined in “Executive Compensation”). Other than with respect to consulting on executive and director compensation matters, Aon Hewitt has performed no other services for the Compensation Committee or the Company.

The Compensation Committee has reviewed the independence of Aon Hewitt in light of SEC rules and NASDAQ listing standards regarding compensation consultants and has concluded that Aon Hewitt’s work for the Compensation Committee does not raise any conflict of interest.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held four meetings in 2016.  Messrs. Doug Pearce and Silvio Tavares joined the Nominating and Corporate Governance Committee upon their appointments to the Board in January 2016 and October 2016, respectively.  Mr. Douglas Pearce became Chair of the Nominating and Corporate Governance Committee in October 2016, replacing Mr. David Rowntree as Chair. Each of the members of the Nominating Committee is independent as defined in NASDAQ Global Select Market rules.

The Nominating and Corporate Governance Committee is responsible for, among other things: (i) identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board; (ii) recommending director nominees to the Board for election at the next annual meeting of the stockholders of the Company; (iii) in the event of a vacancy on or an increase in the size of the Board, recommending director nominees to the Board to fill such vacancy or newly established Board seat; (iv) recommending directors to the Board for membership on each committee of the Board; and (v) establishing and reviewing annually our Corporate Governance Guidelines and Code of Business Conduct and Ethics. The Nominating and Corporate Governance Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at www.cpicardgroup.com or in printed form upon request.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has in the past served as an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Communications to the Board

Stockholders and interested parties can contact the Board (including the Chairman and the independent directors) through written communication sent to CPI Card Group, 10026 West San Juan Way, Littleton, Colorado 80127, Attention: Lillian Etzkorn, Chief Financial Officer and Corporate Secretary. Our Corporate Secretary reviews all written communications and forwards to the Board copies of any such correspondence that is directed to the Board or that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Board committees or that she otherwise determines requires the Board’s or any Board Committee’s attention. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of our Audit Committee Chair and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process by which stockholders may communicate with the Board. Any such changes will be reflected in our Corporate Governance Guidelines, which are posted on our website at www.cpicardgroup.com.

Director Compensation

As described more fully below, the following table summarizes the annual compensation for our non-employee directors during 2016.

2016 DIRECTOR COMPENSATION

	Fees	Fees
	Earned	Earned
	Or Paid	Or Paid
	In Cash	In Stock	Total
Name	($)	($)	($)
Diane Fulton(1)	$60,000	$70,836	$130,836
Douglas Pearce(2)	$66,250	$66,668	$132,918
Robert Pearce(1)	$78,750	$70,836	$149,586
Nicholas Peters	—	—	—
David Rowntree	—	—	—
Scott Scheirman(3)	$17,500	$37,502	$55,002
Bradley Seaman	—	—	—
Silvio Tavares(3)	$13,750	$37,502	$51,252

(1)

Ms. Diane Fulton and Mr. Robert Pearce received prorated restricted stock unit awards in March 2016 to cover the period from the start of the fiscal year through the next annual director equity awards in June 2016.  In June 2016 they received an additional award as part of their service for the 2016/2017 director compensation period.

(2)

Mr. Douglas Pearce received a prorated restricted stock unit award in March 2016 to cover the period from his appointment to the Board of Directors through the next annual director equity awards in June 2016.  In June 2016 he received an additional award as part of his service for the 2016/2017 director compensation period.

(3)	Messrs. Silvio Tavares and Scott Scheirman joined the Board of Directors in October 2016 and received prorated fees for 2016 services.

Narrative to Director’s Compensation Table

In 2016 we revised our director compensation program to reflect competitive practices and our transition to a publicly traded company. The resulting compensation package for our non-employee directors (other than, our non-employee directors who are affiliated with the Tricor Funds) is set forth in the table below.  The Board, at its discretion, may choose to modify current practice relating to compensation of non-employee directors who are affiliated with the Tricor Funds.

Compensation Element	Value
Retainer	$100,000 (may elect to receive 50% in restricted stock units, vesting 100% on the first anniversary of the award date)

Audit Committee Chair Fee	$20,000
Compensation Committee Chair Fee	$15,000
Nominating Committee Chair Fee	$10,000
Audit Committee Member Fee	$10,000
Compensation Committee Member Fee	$7,500
Nominating Committee Member Fee	$5,000

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth, as of April 18, 2017 (except as indicated below), beneficial ownership, as defined by SEC rules, of our common stock. Each of the persons listed below has sole voting and investment power with respect to the beneficially owned shares listed unless otherwise indicated. The percentage calculations set forth in the table are based on 55,592,024 shares of common stock outstanding on April 18, 2017 rather than based on the percentages set forth in stockholders’ Schedules 13G or 13D, as applicable, filed with the SEC. Unless otherwise indicated, the address of each beneficial owner is c/o CPI Card Group Inc., 10026 West San Juan Way, Littleton, Colorado 80127.

	Number of
	Shares of	Percentage of
	Common	Common
	Stock	Stock
	Owned	Owned
	Beneficially	Beneficially
5% Beneficial Owners:
Tricor Pacific Capital Partners (Fund IV), Limited Partnership(1)	20,621,843	37.1%
Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership (1)	12,172,288	21.9%
Ameriprise Financial, Inc.(2)	3,355,991	6.0%

Named Executive Officers and Directors:
Steven Montross	1,569,772	2.8%
David Brush	160,778	*
Jason Bohrer	—	*
Diane Fulton(3)	10,634	*
Douglas Pearce	10,532	*
Robert Pearce	395,522	*
Nicholas Peters	––	––
David Rowntree	––	––
Scott Scheirman	––	––
Bradley Seaman	––	––
Silvio Tavares	25,000	*
Total Executive Officers and Directors as a Group (18 individuals)	2,569,974	4.6%

*Less than 1%

(1)

Based on a Schedule 13G filed jointly by Tricor Pacific Capital Partners (Fund IV), Limited Partnership, Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership (collectively, the “Tricor Funds”) and Parallel49 Equity, ULC on February 12, 2016.  Each of the Tricor Funds is managed by Parallel49 Equity, ULC, as the general partner. Mr. Bradley Seaman, Mr. David Rowntree, J. Trevor Johnstone and Roderick Senft are the sole members of an investment committee of the Tricor Funds that has the power to vote or dispose of the shares held by the Tricor Funds. Each of Messrs. Seaman, Peters and Rowntree is an officer or member of Tricor and has an indirect pecuniary interest in the shares of common stock held by the Tricor Funds through their respective interests in the Tricor Funds. Each of Messrs. Seaman, Peters and Rowntree expressly disclaims any beneficial ownership of any shares of common stock held by the Tricor Funds. The address of the Tricor Funds is c/o Tricor Pacific Capital, One Westminster Place, Suite 100, Lake Forest, IL 60045.

(2)

Based on a Schedule 13G filed on February 10, 2017.  Ameriprise Financial, Inc. (“Ameriprise”) reports shared voting power with respect to 3,316,185 shares and has shared dispositive power with respect to 3,355,991 shares. Columbia Management Investment Advisers, LLC (“Columbia”) has shared voting power with respect to 3,316,185 shares and has shared dispositive power with respect to 3,355,991 shares. Ameriprise, as the parent company of Columbia, may be deemed to beneficially own the shares reported by Columbia. Accordingly, the shares reported by Ameriprise include those shares separately reported by Columbia. The address for Ameriprise is 145 Ameriprise Financial Center, Minneapolis, MN 55474. The address for Columbia is 225 Franklin St. Boston, MA 02110.

(3)	Includes 8,000 shares of common stock held by Ms. Fulton’s husband.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon our review of reports filed with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2016, except that a Form 4 for Douglas Pearce relating to the purchase of 8,300 shares of our common stock was untimely filed on June 15, 2016.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning each of our executive officers:

Name	Age	Position
Steven Montross	63	President, Chief Executive Officer and Director
Jay Arbabha	52	Chief Technology Officer
Chris Bakke	46	Chief Accounting Officer
Jason Bohrer	46	Senior Vice President of Operations
Nicholas Cahn	53	Managing Director—CPI Europe
Lane Dubin	48	Senior Vice President, Sales and Marketing
Lillian Etzkorn	48	Chief Financial Officer
Lisa Jacoba	49	Chief Human Resources Officer
Anna Rossetti	57	President—CPI Canada

Steven Montross.  See “Directors and Corporate Governance” for Mr. Montross’ biographical information.

Jay Arbabha has served as our Chief Technology Officer since November 2016. From 2014 to 2016, Mr. Arbabha was an IBM Executive Advisor to one of IBM’s largest financial institutions clients. Prior to that role, from 2008 to 2014, Mr. Arbabha was a Technical Fellow, Principal Technologist for the Cyber Solutions Division of the Northrop Grumman. Prior to joining Northrop Grumman, he served from 2003 to 2008 as a Vice President for First Data Corporation. Mr. Arbabha is a graduate of Clarke University in Computer Science/Chemistry and holds a Master of Science in Systems Security Engineering from Stevens Institute of Technology.

Chris Bakke has served as our Chief Accounting Officer since March 2016. Mr. Bakke joined the Company in November 2015 as Vice President and Controller. Prior to joining the Company, Mr. Bakke served in various capacities at Western Union from May 2002, most recently as Senior Vice President Global Operations from August 2012 to September 2015. Prior to his time with Western Union, Mr. Bakke served in the Assurance and Advisory Business Services practice at Ernst & Young LLP for eight years. Mr. Bakke holds a Bachelor’s Degree from the University of Colorado at Boulder and is a certified public accountant in the State of Colorado.

Jason Bohrer has served as our Senior Vice President of Operations since June 2016. Prior to joining the Company, from 2002 to 2016, Mr. Bohrer worked at HID Global, a provider of access control and secure identity solutions, most recently serving as VP, Global Operations from January 2015 to May 2016, VP & Executive Sponsor, Americas & HQ Consolidation from January 2013 to December 2014, and Senior Vice President, Managed Services from January 2011 to December 2012. Prior to joining HID Global, Mr. Bohrer held operations positions at Indala Corp. (formerly Motorola’s smartcard division) and Motorola, Inc.    Mr. Bohrer holds a Bachelor’s Degree in Economics from the University of Texas, and was an inaugural member of the University of Chicago’s Executive Institute.

Nicholas Cahn has served as Managing Director of CPI Europe since 2008. From 2000 to 2008, Mr. Cahn was Director of the Card Division for Oakhill plc and then Managing Director of PCC Services Ltd., prior to its acquisition by CPI in 2008. Prior to that, Mr. Cahn spent 15 years with Group Bull of France, serving as Director of International Sales in the smartcard division in Paris, Smartcard Business Unit Director in London and Vice President of a joint venture with Dai Nippon Printing in Tokyo. Mr. Cahn holds a business studies degree from Thames Valley University and is an alumnus of Bull’s Executive Advanced Management Course and the European Executive Training Program in Japan.

Lane Dubin has served as our Senior Vice President, Sales and Marketing since August 2016. Prior to joining the Company, Mr. Dubin served at American Express Company from 1992 to 2015.  Most recently, he was the Head of Global Sales at American Express Global Business Travel from 2008 to 2015, and Vice President, Business Development – North America, at American Express Global Business Travel from 2003 to 2008. Prior to these roles, Mr. Dubin held roles with increasing responsibility with American Express including Vice President-Business Development, Financial Education Services for American Express Financial Advisors and Director of Sales and Business Development for Ketera

Technologies, a technology start-up incubated by American Express. Mr. Dubin holds a Bachelor’s Degree in Economics and Business Administration from Ursinus College.

Lillian Etzkorn joined as our Chief Financial Officer at the beginning of 2017.  Prior to joining the Company, Ms. Etzkorn served in senior roles at Dana Incorporated from 2009 to 2016, most recently as Vice President and Treasurer from 2011 to 2016, and prior to that as Senior Director, Investor Relations from 2009 to 2011. Prior to Dana Incorporated, Ms. Etzkorn spent nineteen years in financial positions of increasing responsibility at Ford Motor Company, including most recently, Controller, Truck Product Development, Ford SUV and Commercial Vehicles from 2008 to 2009, and Director, Investor Relations from 2007 to 2008. Additionally, she held various other significant financial roles in corporate finance, profit and operations analysis and revenue. Ms. Etzkorn received her MBA in Finance from the University of Michigan and her Bachelor’s Degree in Marketing from Eastern Michigan University.

Lisa Jacoba has served as our Chief Human Resources Officer since June 2015. From 2006 to 2014, Ms. Jacoba served as Senior Vice President, Human Resources, and Senior Vice President of Global Talent Management at Western Union in the United States and in the United Kingdom.  Prior to Western Union, Ms. Jacoba spent sixteen years in human resources positions of increasing responsibility at First Data Corporation with the most recent position of Senior Vice President Human Resources from 2001-2005.   Ms. Jacoba received her Bachelor of Science in Human Resources from Bellevue University.

Anna Rossetti has served as the President of CPI Card Group—Canada since 2008. From 1999 to 2008, Ms. Rossetti held several leadership positions with Giesecke & Devrient (Canada), including President from 2004 to 2008 and Senior Vice President and General Manager from 1999 to 2004. Prior to that, Ms. Rossetti worked with Equifax Canada, Bank of Nova Scotia and Bank of Montreal. Ms. Rossetti received her Bachelor’s Degree in Economics with Honors from York University.

EXECUTIVE COMPENSATION

The following Summary Compensation Table discloses the compensation information for fiscal years 2016 and 2015 for our principal executive officer (“PEO”) and the two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of the last completed fiscal year (collectively, the “named executive officers”).

Summary Compensation Table

						Non-Equity	Nonqualified
						Incentive	Deferred
Name and				Stock	Option	Plan	Compensation	All Other
Principal Position	Year	Salary	Bonus	Awards(1)	Awards(2)	Compensation	Earnings	Compensation(3)	Total
Steven Montross	2016	$520,192	$—	$300,003	$396,000	$—	—	$29,427	$1,245,622
President and Chief Executive Officer	2015	$484,687	$—	$—	$1,052,656	$82,025	—	$22,577	$1,641,945
David Brush	2016	$450,000	$—	$184,999	$117,920	$—	—	$17,674	$770,593
former Chief Financial Officer (4)	2015	$241,875	$—	$1,396,096	$323,475	$39,489	—	9,622	$2,010,557
Jason Bohrer, Senior Vice President US Operations (5)	2016	$178,846	$—	$—	$147,581	$—	—	$165,145	$491,572

(1)

These amounts represent the grant date fair value of restricted stock unit awards granted to Messrs. Montross and Brush in 2016 and a restricted stock award granted to Mr. Brush in 2015 in connection with his initial terms of employment. The values were calculated in accordance with FASB ASC Topic 718.

(2)

These amounts represent the grant date fair value of the stock option awards calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the stock option awards, please see Note 17 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(3)

These amounts represent (a) for Mr. Montross, a car allowance, reimbursement for certain commuting expenses and matching contributions under the Company’s 401(k) plan (b) for Mr. Brush, reimbursement for certain commuting expenses and matching contributions under the Company’s 401(k) plan; and (c) for Mr. Bohrer, relocation expenses under the Company’s standard executive relocation benefits policy.
(4)	Mr. Brush resigned from employment with the Company as of December 31, 2016.
(5)	Mr. Bohrer commenced employment with the Company on May 16, 2016 and was not a named executive officer in 2015; thus, 2015 compensation information for him is not included in this table.

Base Salaries

Base salaries established for the Company’s executive officers are intended to reflect each individual’s responsibilities, experience, historical performance and other discretionary factors deemed relevant by the Company and have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Base salaries are also designed to provide executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in the Company’s operating performance.

Our named executive officers were entitled to the following annual base salaries in 2016 and 2017.  Messrs. Montross and Bohrer received base salary increases in 2017 based on the competitive positioning of their compensation and their performance:

	2016 Base Salary	2017 Base Salary
Named Executive Officer	(Effective April 1, 2016)(1)	(Effective March 1, 2017)
Steven Montross	$525,000	$560,000
David Brush (2)	$450,000	n/a
Jason Bohrer	$300,000	$305,000

(1)	Mr. Bohrer’s 2016 base salary was effective as of the commencement of his employment with the Company in 2016.
(2)	Mr. Brush resigned from employment with the Company on December 31, 2016.

Annual Incentive Awards

The Company maintains an annual short-term incentive plan (the “STIP”) to incentivize senior management and other key employees to achieve the short-term financial and non-financial objectives of the Company. The annual incentive awards are intended to reward both overall Company and individual performance during the year, and as such, are variable from year to year. The Company believes that establishing cash bonus opportunities is an important factor in both attracting and retaining the services of qualified and highly skilled executives and in motivating our senior management to achieve the Company’s annual objectives.

In 2016, the STIP provided for a bonus pool based upon the Company achieving certain levels of Adjusted EBITDA, as described below, and revenue. Given that Company performance was below threshold levels in 2016, no payout under the STIP was made.  Payout of the STIP to individual management team members would have been based upon these Company results and the achievement of individual objectives. For 2017, the STIP was further modified to include certain other financial measures as performance goals.

“Adjusted EBITDA” is a financial measure that is not calculated according to U.S. generally accepted accounting principles (“GAAP”). A reconciliation showing how the Company calculates Adjusted EBITDA from net income from continuing operations, the most comparable GAAP measure, may be found in the “Key Performance Indicators” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 2, 2017.

Long-Term Incentives

In 2016, the Company instituted a long-term incentive award practice whereby senior leaders and executives would be eligible to receive annual awards under the Omnibus Plan (described below).  In March 2016, the Company made stock option and restricted stock unit grants to senior leaders and executives taking into account both market practices and the 2015 awards made in connection with the initial public offering.  The stock option grants generally will vest 33.4% on the second anniversary of the Company’s initial public offering and 33.3% on each of the third and fourth anniversaries of the Company’s initial public offering, subject to other applicable terms and conditions consistent with the Omnibus Plan.  The restricted stock units vest on the first anniversary of the date of grant and were in part meant to promote our efforts to retain top executive talent.

Employee Benefits

The Company maintains the CPI Holdings I, Inc. 401(k) Plan (the “401(k) Plan”), which is a qualified defined-contribution plan under the provisions of the Internal Revenue Code Section 401(k) covering substantially all employees who meet certain eligibility requirements. Under the 401(k) Plan, participants may defer their salary subject to statutory limitations and may direct the contributions among various investment accounts. The Company matches 100% of the participant’s first 3% of deferrals and 50% of the next 2% deferral percentage. The Company’s portion is 100% vested at the time of the match.

Employment and Post-Termination Arrangements

Mr. Montross’ Employment Agreement

Effective April 22, 2009, Mr. Montross entered into an employment agreement with the Company to serve as President and Chief Executive Officer for a term of five years, plus automatic one-year renewals thereafter unless either party provides notice of intent not to renew the agreement. The agreement provided for an initial base salary of $390,000 per year. In addition, Mr. Montross is entitled to participate in the STIP with a target bonus of 50% of his annual base salary. Mr. Montross is provided with a reasonable automobile allowance to be approved by the Chairman of the Board.

In the event that Mr. Montross’ employment is terminated by the Company without “Cause,” he resigns for “Good Reason” (each as defined in the agreement) or the Company fails to renew his agreement upon its expiration, Mr. Montross would be entitled to (i) continued monthly payments of his base salary and 1/12th of his estimated annual STIP target bonus for a period of 12 months and (ii) a prorated portion of his annual STIP target bonus (excluding any portion related to individual objectives), based on the number of full months completed during the fiscal year in which such termination of employment occurs. If Mr. Montross dies or suffers a “Disability” (as defined in the agreement) during the term of the agreement, he or his estate would be entitled to continued base salary and prorated bonus payments for a period of six months. Mr. Montross may resign upon giving no less than 90 days’ notice.

Mr. Montross is subject to certain restrictive covenants, including obligations regarding non-competition and non-solicitation of Company employees and customers, during the term and for a period of two years following any termination of his employment with the Company.

Pursuant to his outstanding option award under the Company’s Omnibus Plan, Mr. Montross would also be eligible for continued vesting of such award and exercisability through the end of the option term in the event that his employment terminates by reason of an “Approved Retirement.” An “Approved Retirement” is defined in such agreements as Mr. Montross’ “Retirement” (pursuant to the Omnibus Plan, a termination of employment, other than for “Cause” or due to death or “Disability,” on or after the attainment of age 65) with respect to which Mr. Montross adheres to certain additional requirements set forth by the Compensation Committee and the Board of Directors. Such requirements include, but are not limited to, Mr. Montross providing the Compensation Committee with at least nine months’ notice prior to his chosen retirement date, assisting in transitioning a successor to his role and complying with the restrictive covenants described above. These provisions were added to enhance the Company’s succession planning and business continuity processes, if and when such a transition were to take place in the future.

The estimated cash severance payment to Mr. Montross on termination, assuming a termination as of December 31, 2016, would have been $892,500 for termination without “Cause,” for “Good Reason” or the Company’s failure to renew the agreement, and $446,250 for a termination due to his death or “Disability” (assuming, in each case, that Mr. Montross’ annual bonus is at the target level).

On April 17, 2017, Mr. Montross announced his intention to retire from the Company effective June 30, 2018, and Mr. Montross and the Company agreed to an amendment of the employment agreement.  Under the amendment Mr. Montross will continue to serve as President and CEO through the earlier of the date on which the Company appoints a successor President and CEO or December 31, 2017 (the “CEO Transition Date”).  On the CEO Transition Date, Mr. Montross will voluntarily resign as President and CEO and from all other director and officer positions he holds with the Company and its affiliates.  From the CEO Transition Date through his June 30, 2018 retirement date, Mr. Montross will be employed by the Company in a non-executive capacity.  During the period prior to his retirement date, he will assist the Company’s Board with a successful transition of his duties, including transitioning key relationships to other employees, cooperating with the Board in recruiting his successor and providing his successor with business-related transition services.

Through the date of his retirement, the Company will provide Mr. Montross with an annual base salary of $560,000 and the opportunity to earn a bonus under the Company’s 2017 short-term incentive plan, with a target of up to 100% of his base salary.  Provided that Mr. Montross satisfies the terms of the amendment, his retirement on June 30, 2018 will be deemed an Approved Retirement, which will allow his outstanding nonqualified stock option awards to continue to vest in accordance with their terms.

The Company also will pay Mr. Montross a succession incentive bonus equal to $560,000, half of which will be payable on the date of his retirement and the remaining portion of which will be payable in equal bi-weekly installments from the date of his retirement through December 31, 2018; provided that he complies with the terms of his employment agreement (including the restrictive covenants therein) and the amendment, and executes a general release of claims against the Company.

If the Company were to terminate Mr. Montross without Cause (or give him Good Reason to terminate employment) before the June 30, 2018 retirement date, the Company would be required to make the payments and provide the benefits described above for an Approved Retirement.

Mr. Brush’s Employment Agreement

We entered into an employment agreement with Mr. Brush, effective June 22, 2015, to serve as our Chief Financial Officer. The initial term of the employment agreement is five years, plus automatic one-year renewals thereafter unless either party provides notice of intent not to renew the agreement. The agreement provides for an initial base salary of $450,000 per year plus an annual target incentive award equal to 50% of his base salary, with a prorated incentive award for 2015. Mr. Brush also received an award of 147,664 shares of restricted stock, one installment of which vested in June 2016 and the remainder of which vests in June 2017 and 2018 subject to his continued employment through each such vesting date.

On December 8, 2016, we entered into an amendment to Mr. Brush’s employment agreement, in connection with Mr. Brush’s previously disclosed announcement in August 2016 of his decision to resign voluntarily from the Company effective December 31, 2016.  The amendment provides that Mr. Brush would continue to be employed as the Company’s Chief Financial Officer through such date, and that effective as of January 1, 2017, Mr. Brush would enter into a consulting services agreement with the Company to provide services in a transition and advisory role as a consultant through June 30, 2017, in exchange for a monthly fee of $5,000. The amendment also provides for continued vesting of Mr. Brush’s outstanding equity awards during the consulting period and reaffirms the restrictive covenant and confidentiality obligations set forth in his employment agreement, including obligations regarding non-competition and non-solicitation of Company employees and customers (lasting during the term of his employment and for a period of one year following any termination thereof).

Pursuant to his employment agreement, Mr. Brush would have been entitled to severance benefits if his employment had terminated under certain circumstances. In the event of a termination of employment by the Company without “Cause,” Mr. Brush’s resignation of employment for “Good Reason,” a termination of his employment due to his death or “Disability” (each term as defined in the agreement), or the Company had failed to renew the agreement upon its expiration, Mr. Brush (or his estate, in the event of his death) would have been entitled to (i) continued monthly payments of his base salary and 1/12th of his estimated annual STIP target bonus for a period of 12 months, (ii) 12 months of continued vesting of the restricted stock award granted in connection with the commencement of his employment and (iii) pro rata vesting of any other outstanding equity or long-term incentive awards. However, as Mr. Brush voluntarily resigned (without Good Reason) from employment with the Company as of December 31, 2016, none of the post-termination benefits referenced above were payable to Mr. Brush for a termination as of such date.

Mr. Bohrer’s Employment Offer Letter

Mr. Bohrer currently does not have an employment agreement with the Company.  Under the terms of his employment offer letter, he receives an initial base salary of $300,000 per year plus an annual target incentive award equal to 50% of his base salary.  In addition, on June 1, 2016, Mr. Bohrer received options to purchase 161,291 shares of the Company’s common stock, with an exercise price of $4.20 per share, as part of his new hire employment terms.  Mr. Bohrer’s stock options will vest 33.4% on the second anniversary of the date of grant and 33.3% on each of the third and fourth anniversaries of the date of grant, subject to other applicable terms and conditions consistent with the Omnibus Plan. The award date fair value of the option award is reflected in the “Option Awards” column of the Summary Compensation Table.

In connection with his hiring, Mr. Bohrer received standard executive relocation benefits under the Company’s relocation program.  All relocation benefits were utilized during 2016 and are reflected in the “All Other Compensation” column of the Summary Compensation Table.

Adoption of Additional Compensation Governance Practices

During 2016 the Company adopted an incentive compensation recoupment policy (“Clawback Policy”).  Under the Clawback Policy if the Company is required to restate its financial results because of its material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will review all awards or payments of any form of incentive-based compensation made to current and former executive officers of the Company within the three-year period immediately preceding the date on which the Company is required to prepare the restatement. If the Compensation Committee determines that any such incentive awards or payments were based on erroneous data and would have been lower had they been calculated based on the restated results, the Compensation Committee may, to the extent permitted by applicable law, seek to recover for the benefit of the Company the difference between the amounts awarded or paid and the amounts that would have been awarded or paid based on the restated results. These remedies would be in addition to, and not in lieu of, any penalties imposed by law enforcement agencies, regulators or other authorities. For purposes of this policy, “executive officers” of the Company include all persons designated by the Board of Directors as Section 16 reporting officers.

During 2016, the Company also adopted formal executive stock and independent director stock ownership guidelines which apply to senior executives, including our named executive officers, and our independent directors.  The Company did this to further align the interests of our leaders and the independent directors with those of our shareholders.  Under the guidelines, executives and independent directors have up to 5 five years to accumulate shares and share equivalents that have a market value equal to or greater than a prescribed multiple of annual salary, as outlined below.  Given that these guidelines were recently adopted, our executives and independent directors have until 2021 (or five years from appointment to their position) to satisfy the applicable share ownership levels.

Position	Multiple of Salary (1)	Additional Comments
CEO	5x	Shares that count towards the Guideline include those owned outright, restricted stock, restricted stock units, intrinsic value of vested stock option and any deferred stock
CEO Direct Reports and Chief Accounting Officer	2x
Other Executives	1x
Independent Directors	3x

(1)   For the independent directors the ownership requirement is 3x the cash portion of their annual fees.

Outstanding Equity Awards at 2016 Fiscal Year-End

	Option Awards				Stock Awards
	Number of	Number of					Market
	Securities	Securities			Number of		Value of
	Underlying	Underlying			Shares of		Shares of
	Unexercised	Unexercised	Option		Stock that		Stock that
	Options	Options	Exercise	Option	Have Not		Have Not
	(Exercisable)	(Unexercisable)	Price	Expiration	Vested		Vested
Name	(#)	(#)(1)	($)	Date	(#)		($)(2)
Steven Montross	—	309,150	$10.00	10/8/2025
	—	225,000	$10.00	10/8/2025
					37,927	(3)	$157,397
David Brush	—	95,000	$10.00	10/8/2025
	—	67,000	$10.00	10/8/2025
					94,864	(4)	$393,686
					23,388	(3)	$97,060
Jason Bohrer	—	161,291	$4.20	6/1/2026

(1)

For Mr. Steven Montross (a) 33.4% of the options will vest and become exercisable on October 8, 2017, and (b) 33.3% of the options will vest and become exercisable on each of October 8, 2018 and October 8, 2019, subject to continued service with the Company through each such vesting date.  For Mr. Brush, (a) 33.4% of the options would have vested and become exercisable on October 8, 2017, and (b) 33.3% of the options would have vested and become exercisable on each of October 8, 2018 and October 8, 2019, subject to continued service with the Company through each such vesting date. However, as described above under “Mr. David Brush’s Employment Agreement,” Mr. David Brush will only continue to vest in any outstanding equity awards through June 30, 2017 while he serves as a consultant to the Company.  For Mr. Jason Bohrer (a) 33.4% of the options will vest and become exercisable on June 1, 2018, and (b) 33.3% of the options will vest and become exercisable on each of June 1, 2019 and June 1, 2020, subject to continued service with the Company through each such vesting date.

(2)	The market value of the restricted stock and restricted stock units is based on the $4.15 closing price of a share of our common stock on December 31, 2016.
(3)	These restricted stock unit awards vest 100% on March 2, 2017.
(4)

This restricted stock award would have vested according to the following schedule (a) 32% of the award will vest on June 22, 2017 and (b) 32% of the award would have vested on June 22, 2018, subject to Mr. David Brush’s continued service with the Company through each such vesting date.  However, as described above under “Mr. David Brush’s Employment Agreement,” Mr. David Brush will only continue to vest in any outstanding equity awards through June 30, 2017 while he serves as a consultant to the Company.

CPI Card Group Inc. Omnibus Incentive Plan

In connection with our initial public offering, we adopted the CPI Card Group Inc. Omnibus Incentive Plan (the “Omnibus Plan”) pursuant to which cash and equity-based incentives (including through an annual incentive program) may be granted to participating employees, directors and consultants. The principal purposes of the Omnibus Plan are to encourage profitability and growth through short-term and long-term incentives that are consistent with our objectives; to give participants an incentive for excellence in individual performance; to promote teamwork among participants; and to give us a significant advantage in attracting and retaining key employees, directors, and consultants. Our Omnibus Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance based awards (including performance shares, performance units and performance bonus awards), and other stock or cash-based awards. When considering new grants of share-based or option-based awards, the Company intends to take into account previous grants of such awards.

Equity Compensation Plan Information Table

The following table provides information as of December 31, 2016 with respect to shares of our common stock that may be issued under our existing equity compensation plan.

Number of securities
remaining available for
future issuance under
	Number of securities to		Weighted average		equity compensation
	be issued upon exercise		exercise price of		plans (excluding
	of outstanding options,		outstanding options,		securities reflected in
	warrants and rights		warrants and rights		column (a))
	(a) (#)		(b) ($)		(c) (#)
Equity compensation plans approved by security holders (1)	1,924,308	(2)	7.44	(2)	2,281,135	(3)
Equity compensation plans not approved by security holders	–		–		–
Total	1,924,308		7.44		2,281,135

(1)	All current equity compensation plans have been approved by shareholders.
(2)

Consists of (i) 216,334 outstanding options under the CPI Holdings I, Inc. Amended and Restated 2007 Stock Option Plan (the “Option Plan”) at an average exercise price of $0.0004; (ii) 1,437,508 outstanding options under the Omnibus Plan at an average exercise price of $8.62; and (iii) 270,466 outstanding restricted stock units under the Omnibus Plan at an average grant date fair value of $7.13.

(3)

The Option Plan was discontinued in connection with our initial public offering, and no further grants can be made under the Option Plan. Any shares subject to option awards that are cancelled, forfeited, or lapse under the Option Plan may become available for issuance under the Omnibus Plan.

AUDIT COMMITTEE REPORT

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (ii) our system of disclosure controls and internal controls over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditor; (v) the performance of our independent auditor; and (vi) the business practices and ethical standards of the Company. The Audit Committee is responsible for the appointment, compensation, retention and oversight of work of the Company’s independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for the preparation, presentation and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use and for establishing and maintaining adequate internal control over financial reporting. KPMG LLP, or KPMG, our independent registered public accounting firm for 2016, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

The Audit Committee has also reviewed and discussed with KPMG the audited financial statements in the Form 10-K. In addition, the Audit Committee discussed with KPMG those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, KPMG provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with KPMG its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K for filing with the SEC.

Scott Scheirman, Chairman

Diane Fulton

Douglas Pearce

Robert Pearce

AUDIT FEES

For the years ended December 31, 2016 and 2015, KPMG LLP, our independent registered public accounting firm, billed the approximate fees set forth below:

	2016	2015
Audit fees(1)	$748,593	$2,265,250
Audit-related fees(2)	19,375	—
All other fees(3)	—	—
Total fees	$767,968	$2,265,250

(1)

Audit fees relate to (i) the audit of our annual consolidated financial statements as of and for the years ended December 31, 2016 and 2015, (ii) interim reviews of our quarterly consolidated financial statements for the interim periods within the years ended December 31, 2016 and 2015, (iii) 2016 and 2015 statutory financial statement audits; (iv) re-audits of our consolidated financial statements as of and for the years ended December 31, 2014, 2013, and 2012 related to our initial public offering, (v) the stand-alone audit of EFT Source, Inc. for the period ended September 2, 2014 also related to our initial public offering, (vi) accounting consultations, and (vii) fees related to comfort letters, consents, and assistance with and review of documents filed with the SEC.

(2)

These services include accounting due diligence and audits in connection with mergers and acquisitions, and attest services related to financial reporting that are not required by statute or regulation.  During the year ended December 31, 2016, audit-related fees were primarily in connection with the adoption of International Financial Reporting Standards for our statutory financial statements. We did not pay KPMG LLP for services included in this category during the year ended December 31, 2015.

(3)

This category includes fees for services that are not included in the above categories.  We did not pay KPMG LLP for services included in this category during the years ended December 31, 2016 and 2015.

The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services of which management may wish to avail itself, subject to pre-approval of specific services. Each year, the independent registered public accounting firm will submit a pre-approval request, which will list each known and/or anticipated audit and non-audit service for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. Any additional interim requests for additional non-audit services that were not contained in the annual pre-approval request will be approved by the Audit Committee.

All services provided by KPMG LLP during the fiscal year ended December 31, 2016 were approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2016 to which we have been a party in which the amount involved exceeded or will exceed $120,000 within any fiscal year and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock or entities affiliated with them had or will have a direct or indirect material interest.

Acquisition of EFT Source, Inc.

On September 2, 2014, we acquired all of the outstanding capital stock of EFT Source (now known as CPI Card Group – Tennessee, Inc.). One of our executive officers, William Dinker, together with trusts for the benefit of certain of his family members, owned approximately 75% of EFT Source. Mr. Dinker did not have any relationship with the Company at the time of the acquisition. The purchase price for the acquisition of EFT Source was $68.9 million, consisting of $54.9 million in cash, a $9.0 million subordinated unsecured promissory note (the “Seller Note”) and the issuance of $5.0 million of the Company’s preferred and common stock. The Seller Note was fully repaid on September 2, 2016 in accordance with the terms of the agreement.  Interest on the Seller Note accrued at a rate of 5% per annum and was paid quarterly.

In connection with the EFT Source acquisition, we entered into an Employment and Non-Competition Agreement with Mr. Dinker. Pursuant to this agreement, based on EFT Source achieving certain EBITDA targets during the year ended December 31, 2016, Mr. Dinker earned a bonus of $666,667.

Registration Rights Agreement

In connection with our initial public offering, we entered into a registration rights agreement with the Tricor Funds (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Tricor Funds are  entitled to request that we register shares of our common stock on a long-form or short-form registration statement on one or more occasions in the future, provided that we will not be obligated to register such shares within 90 days after the effective date of a registration statement previously filed pursuant to a request under the Registration Rights Agreement and otherwise for up to 60 days from the date of a request under the Registration Rights Agreement in certain circumstances. The Tricor Funds also are entitled to participate in certain registered offerings that we may conduct in the future, subject to certain restrictions. We will pay the Tricor Funds’ expenses in connection with the exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our common stock held by the Tricor Funds as of the closing of our initial public offering, (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions, and (iii) any of our common stock owned or acquired following the closing of our initial public offering by the Tricor Funds (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 under the Securities Act or repurchased by us or our subsidiaries.

Director Nomination Agreement

In connection with our initial public offering, we entered into a Director Nomination Agreement with the Tricor Funds that provides the Tricor Funds the right to designate nominees for election to our Board of Directors for so long as the Tricor Funds collectively beneficially own 5% or more of the total number of shares of our common stock then outstanding. The number of nominees that the Tricor Funds are entitled to designate under the Director Nomination Agreement bears the same proportion to the total number of members of our Board of Directors as the number of shares of common stock beneficially owned by the Tricor Funds bears to the total number of shares of common stock outstanding, rounded up to the nearest whole number. In addition, the Tricor Funds shall be entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of such designee’s term regardless of the Tricor Funds’ beneficial ownership at such time. In addition, for so long as the Tricor Funds collectively beneficially own 10% or more of the total number of shares of our common stock then outstanding, the Tricor Funds shall also have the right to have their designees participate on committees of our Board of Directors, subject to compliance with applicable law and stock exchange rules. The Director Nomination Agreement will terminate at such time as the Tricor Funds collectively own less than 5% of our outstanding common stock.

Policies and Procedures for Related Party Transactions

In connection with our initial public offering, our board of directors adopted a written related party transaction policy setting forth the policies and procedures for the review and approval of related party transactions. The policy covers transactions involving us in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or a greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and any immediate family member of or person sharing a household with any of these individuals. All related party transactions must be presented to the Audit Committee for review, consideration and approval. In approving or rejecting any such proposed transaction, the Audit Committee will consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

All related party transactions described in this section were not subject to the approval and review procedures set forth in such policy, as certain transactions were entered into prior to our initial public offering and prior to the adoption of such policy.

RATIFICATION OF RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 2)

Our Audit Committee has retained KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017. A proposal will be presented at the Annual Meeting to ratify this retention. Ratification of the retention of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the stockholders fail to ratify such selection, another independent registered public accounting firm will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage KPMG LLP. Even if the retention of KPMG LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been advised that a representative of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF

THE RETENTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who intend to present proposals at the Company’s annual meeting of stockholders in 2018 pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than December 20, 2017. Stockholders who intend to present proposals at the annual meeting of stockholders in 2018 other than pursuant to Rule 14a-8 must comply with the notice provisions in our Bylaws. The notice provisions in our Bylaws require that, for a proposal to be properly brought before the annual meeting of stockholders in 2018, proper notice of the proposal be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however that in the event next year’s annual meeting is more than 30 days before or after such anniversary date, notice must be delivered not less than the later of 90 days prior to next year’s annual meeting or the 10th day following the day the Company first publicly announces next year’s annual meeting date. Under these requirements, the deadline for proposals brought under our Bylaws is February 24, 2018. Stockholder proposals should be addressed to CPI Card Group, 10026 West San Juan Way, Littleton, Colorado 80127; Attention: Lillian Etzkorn, Chief Financial Officer and Corporate Secretary.

EXEMPTION FROM TORONTO STOCK EXCHANGE (“TSX”) RULES

The Company is an “Eligible International Interlisted Issuer” as such term is defined in the TSX Company Manual (the “Manual”). As an Eligible International Interlisted Issuer, the Company has applied for and received an exemption pursuant to Section 401.1 of the Manual from Sections 461.1 to 461.4 and Section 464 of the Manual, the effect of which is that the Company will not have to comply with certain Canadian requirements relating to majority voting and the annual election of directors.

The Company sought the exemption on the basis that (i) the Company’s primary listing is the NASDAQ Global Select Market; (ii) the Company is incorporated in the State of Delaware; and (iii) less than 25% of trading volume in the Company’s shares was on Canadian marketplaces. The Company will be required to notify the TSX of its continued reliance on the exemption before each successive annual meeting of shareholders.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.

Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 which we filed with the SEC, including the financial statements. If the person requesting the report was not a stockholder of record on April 18, 2017, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to CPI Card Group, 10026 West San Juan Way, Littleton, Colorado 80127; Attention: Lillian Etzkorn, Chief Financial Officer and Corporate Secretary.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE TODAY BY THE TELEPHONE, VIA THE INTERNET OR BY MAIL.

By Order of the Board of Directors,

Lillian Etzkorn
Chief Financial Officer and Corporate Secretary

If you would like to reduce the costs incurred by our company in mailing proxy 1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Diane Fulton For 0 0 0 0 0 0 0 0 0 Against 0 0 0 0 0 0 0 0 0 Abstain 0 0 0 0 0 0 0 0 0 The Board of Directors recommends you vote FOR the following proposal: 2To ratify KPMG LLP as independent registered public accounting firm for the year ending December 31, 2017. For 0 Against 0 Abstain 0 02) Steven Montross 03) Douglas Pearce 04) Robert Pearce NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 05) Nicholas Peters 06) David Rowntree 07) Scott Scheirman 08) Bradley Seaman 09) Silvio Tavares Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000333158_1 R1.0.1.15 SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # → SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 CPI Card Group Inc. 10026 West San Juan Way Littleton, Colorado 80127 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com CPI CARD GROUP INC. Annual Meeting of Stockholders May 25, 2017 9:00 AM MDT This proxy is solicited by the Board of Directors The stockholders hereby appoint(s) Steven Montross and Lillian Etzkorn, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CPI CARD GROUP INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, MDT on May 25, 2017, at the Hyatt Regency Denver Tech Center, 7800 East Tufts Avenue, Denver, Colorado 80237, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000333158_2 R1.0.1.15